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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DEVRY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
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October 10, 2006
Dear Stockholder:
      On behalf of the Board of Directors of DeVry Inc., it is my pleasure to invite you to attend your Company’s Annual Meeting of Stockholders at 11:00 a.m., Wednesday, November 15, 2006 at Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois.
      We will begin with a discussion of the items listed in the enclosed proxy statement, followed by a report on the progress of DeVry during the last fiscal year. DeVry’s performance is also discussed in the enclosed 2006 Annual Report to stockholders, which we think you will find to be interesting reading.
      We look forward to seeing you at the meeting.
      Thank you.

Sincerely,

Dennis Keller
Board Chair

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS
NOMINEES
CLASS III -- TERM EXPIRES 2009
INCUMBENT DIRECTORS
CLASS II -- TERM EXPIRES 2008
BOARD OF DIRECTORS AND BOARD COMMITTEE INFORMATION
STOCKHOLDER COMMUNICATION WITH DIRECTORS
CODE OF BUSINESS CONDUCT AND ETHICS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS -- 2007 ANNUAL MEETING
OTHER BUSINESS
Appendix A

DEVRY INC.
One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
November 15, 2006
      You are cordially invited to attend the Annual Meeting of Stockholders of DeVry Inc. at Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois on Wednesday, November 15, 2006, at 11:00 a.m. Central Standard Time, for the following purposes:

(1) To elect four Directors as Class III Directors to serve until the 2009 Annual Meeting of Stockholders and one Director as a Class I Director to serve until the 2007 Annual Meeting of Stockholders;

(2) To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the current fiscal year; and

(3) To consider such other business as may properly come before the meeting or any adjournment thereof.
      You will find enclosed with this Notice a proxy card and a Proxy Statement for the meeting and a copy of the DeVry Inc. Annual Report for 2006.
      The Board of Directors has fixed a record date of September 22, 2006. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting.
      All stockholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, you are encouraged to vote by proxy by following the instructions on the enclosed proxy card. Postage is not required for mailing in the United States. Upon written request, the Company will reimburse stockholders for the cost of mailing proxy cards from outside the United States. You may also vote your shares by telephone or through the Internet by following the instructions set forth on the enclosed proxy card. You may attend the meeting and vote in person even if you have returned a proxy in writing, by telephone or through the Internet. The Company will broadcast the annual meeting and its presentation by management live via webcast. The webcast may be accessed by visiting the Investor Relations section of the Company’s web site at www.devryinc.com. Participants are encouraged to visit the site at least 15 minutes prior to the start of the meeting to download and install any necessary audio software.

By Order of the Board of Directors,

David M. Webster
Secretary
October 10, 2006

DEVRY INC.
One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181
ANNUAL MEETING OF STOCKHOLDERS, TO BE HELD ON NOVEMBER 15, 2006
PROXY STATEMENT
PROXIES AND VOTING INFORMATION
      The Board of Directors of DeVry Inc. (the “Company”) is sending you this Proxy Statement and the accompanying proxy card to solicit your proxy to vote your shares at the Company’s Annual Meeting of Stockholders to be held on November 15, 2006, and any adjournment thereof. The solicitation of proxies gives every stockholder an opportunity to vote because your shares can be voted only if you are present or represented by proxy at the meeting. This Proxy Statement and accompanying proxy card are first being sent to stockholders on or about October 10, 2006.
      When you have returned your proxy, the Proxy Committee (and each of them, with full powers of substitution) will vote your shares as you direct. Please follow the instructions on the enclosed card, which explain how to submit your proxy by mail, by telephone or through the Internet. If you submit a proxy by telephone or through the Internet, you should not also mail in a card. If you return your proxy to us by any of these means without choices for each proposal, the Proxy Committee will vote your shares on the unmarked proposals as recommended by the Company’s Board of Directors. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the meeting for purposes of a quorum but will not be counted in determining the total number of votes cast. Because each proposal (as required by the Company’s Certificate of Incorporation) requires the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date, the effect of each of these is the same as a “no” vote. A proxy may be revoked at any time before the proxy is voted at the meeting by: (1) notifying the Company in writing that the proxy has been revoked, (2) submitting a later-dated proxy by mail, over the telephone or through the Internet, or (3) voting in person at the meeting. The election of five Directors and the ratification of the selection of the independent registered public accounting firm will both require the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date.
      If you are a Company employee who is a participant in the DeVry Inc. Employee Stock Purchase Plan and/or the Profit Sharing Retirement Plan’s DeVry Stock Fund, your proxy will serve as direction to the custodian of the Stock Purchase Plan or the trustee of the Profit Sharing Retirement Plan to vote your shares for your account as you have directed. If you submit a proxy without indicating your voting preference, your shares will be voted in the same proportion as shares for which instructions have been received.
      The Company will bear the expense of soliciting proxies and will reimburse all stockholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings. The solicitation initially will be made by mail but also may be made by Company employees by telephone, electronic means or personal contact.
      As of September 22, 2006 the Company had 70,812,230 shares of Common Stock ($0.01 par value) outstanding. Stockholders are entitled to one vote per share owned on the record date.
ELECTION OF DIRECTORS
      The Company’s Certificate of Incorporation provides for a Board of Directors of not less than three nor more than 12 Directors, as determined by the Board, that is divided into three classes serving staggered three-year terms. The Company’s Board of Directors is currently comprised of 11 directors. The current members of Class III, whose terms of office expire in 2006, are Charles A. Bowsher, Robert C. McCormack, William T. Keevan, and Julia A. McGee, and the Board of Directors recommends their re-election. The Board also recommends the election of Daniel Hamburger, who has not previously served on the Board, as a Class I Director, for a term to expire in 2007. As a result, the Board of Directors has acted pursuant to the Company’s By-Laws to increase the size of the Board of Directors to 12 members, with such change to take effect immediately prior to the Annual Meeting of Stockholders.
      It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of each of Charles A. Bowsher, Robert C. McCormack, William T. Keevan, and Julia A. McGee as a Class III Director and Daniel Hamburger as a Class I Director unless otherwise specified in such proxy. A proxy cannot be voted for more than five persons. In the event that a nominee becomes unable to serve as a Director, the Proxy Committee will vote for the substitute nominee that the Board designates. The Board has no reason to believe that the nominees will become unavailable for election.
      Each nominee for election as Director is listed below, along with a brief statement of his or her current principal occupations, business experience and other information, including directorships in other public companies. All of the nominees have consented to serve as directors if elected at the Annual Meeting of Stockholders.
Approval by Stockholders
      The election of the five nominees for director requires the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR each of the nominees listed below.
      The Board of Directors recommends a vote FOR the nominees listed below.
NOMINEES
CLASS I — TERM EXPIRES 2007
Daniel Hamburger, age 42
      Mr. Hamburger has been President and COO of the Company since July 2004. He joined the Company as Executive Vice President in November 2002. From January 2001 to November 2002 he served as Chairman and CEO of an Accenture subsidiary, Indeliq Inc., which developed education technology. Prior to that, Mr. Hamburger served as President of the Internet Commerce division of W. W. Grainger, Inc., a service company. Mr. Hamburger was previously employed at R.R. Donnelley and at Bain & Co.
CLASS III — TERM EXPIRES 2009
Charles A. Bowsher, age 75
      Mr. Bowsher has been a Director of the Company since February 1997. In 1996 Mr. Bowsher completed a 15-year term as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co., for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher is also a director of Washington Mutual Investors Fund and SI International. Additionally, Mr. Bowsher serves as a public member of the NASD board of directors and serves on the advisory board of the Public Company Accounting Oversight Board (PCAOB).
William T. Keevan, age 60
      Mr. Keevan has been a Director of the Company since November 2005. He has been a Senior Managing Director of Navigant Consulting, Inc., a specialty consulting firm, since June 2002. He is a member of the firm’s Dispute, Investigative, and Regulatory Advisory Services Management Committee and leader of the firm’s Government Contractor Services Group. His clients include companies in a variety of industries many of which do substantial business with the U.S. and foreign governments. His practice entails advising clients on complex accounting, financial reporting, regulatory compliance, and governance matters. From September 1982 to June 2002, Mr. Keevan was a partner at Arthur Andersen LLP, a provider of auditing, tax, and consulting services, in a number of senior management positions.
Robert C. McCormack, age 67
      Mr. McCormack has been a Director of the Company since 1995. He is a founding partner of Trident Capital, Inc., a private equity firm established in 1993 to invest in information and business service companies. He served as Co-Chairman and Managing Director until 2005, when he became an Advisory Director of the firm. From 1990 to 1993 Mr. McCormack was the Assistant Secretary and Comptroller of the Navy, prior to which time he served for 2 1/2 years in various positions on the staff of the Secretary of Defense. Mr. McCormack spent 20 years in investment banking with Dillon, Read & Co. Inc. and Morgan Stanley & Co. Incorporated before his government service. He is also a director of Illinois Tool Works Inc., Mead Westvaco Corporation and Northern Trust Corporation.
Julia A. McGee, age 64
      Ms. McGee has been a Director of the Company since 1994. She became President and CEO of Harcourt Achieve, Professional and Trade, a publisher of educational, trade and professional materials, in 2003 after serving as President, Basal and Test Publishing, for McGraw Hill Education, an information service provider, and earlier as Executive Vice President of Scholastic Inc., an education publisher. From 1991 to November 2000 Ms. McGee was President of McDougal, Littell & Co. and, upon its acquisition by Houghton Mifflin in 1994, she also became Executive Vice President, Houghton Mifflin, a publishing company. Ms. McGee began her publishing career at McDougal Littell in 1988 as an editorial director. From 1986 to 1988 she held management positions at Ligature, Inc., prior to which she was, for three years, Director of Marketing and Software Development for a division of Tandy Corporation.
INCUMBENT DIRECTORS
CLASS I — TERM EXPIRES 2007
Connie R. Curran, age 58
      Dr. Curran has been a Director of the Company since 2003. She is President of Curran Associates, a healthcare consulting company. From September 2003 until June 2006, Dr. Curran served as the Executive Director of C-Change (formerly the National Dialogue on Cancer), an organization that brings together the public, private, and nonprofit sectors to focus on the eradication of cancer. She spent the preceding 15+ years in several healthcare leadership positions — President, Cardinal Health Consulting Services, 2000-2003; President and CEO, CurranCare, from 1995 until its acquisition by Cardinal Health in 2000; Vice Chairman/ National Director for Patient Care Services, APM Incorporated, 1990-1995; and Vice President for HealthCare Management and Patient Care Services, American Hospital Association, 1985-1989. Prior to 1989, Dr. Curran was the Dean of the College of Nursing at the Medical College of Wisconsin and held professorships at the University of San Francisco and Columbia University. She is a prolific author with over 200 publications and several research programs. She is chairman of the Silver Cross Hospital Board and serves on the boards of several nonprofit organizations. Dr. Curran is also a director of Hospira, Inc.
Harold T. Shapiro, age 71
      Dr. Shapiro has been a Director of the Company since 2001. Dr. Shapiro is President Emeritus of Princeton University and a professor of economics in its Woodrow Wilson School of Public and International Affairs. He was the president and a professor of economics and public affairs there from 1988 until his retirement in June 2001. Dr. Shapiro joined the faculty of the University of Michigan in 1964 and was that university’s president from 1980 to 1988. He is also the Presiding Director of The Dow Chemical Company and a director of HCA Inc.

Ronald L. Taylor, age 63
      Mr. Taylor has been a Director of the Company since 1987. From August 1987 until his November 2002 appointment as Co-Chief Executive Officer, he was also President and Chief Operating Officer. In July 2004 he became the Company’s Chief Executive Officer. In 1973 Mr. Taylor co-founded Keller Graduate School of Management (“KGSM”) and was from 1973 to 1981 its Chief Operating Officer, and from 1981 to 1987 its President and Chief Operating Officer.
CLASS II — TERM EXPIRES 2008
David S. Brown, age 65
      Mr. Brown has been a Director of the Company since 1987 and was a founding stockholder and director of KGSM from 1973 to 1987. Mr. Brown, formerly a practicing attorney (now retired), was a partner in the Chicago law firm of McBride and Baker from 1972 to 1979 and served as General Counsel of the U.S. Office of Minority Business Enterprise from 1971 to 1972. From 1980 to 1996, Mr. Brown was employed by United Laboratories, Inc., a manufacturer and seller of specialty chemicals, most recently as Executive Vice President, Chief Financial Officer and General Counsel.
Dennis J. Keller, age 65
      Mr. Keller has been Board Chair since 1987 and was Chief Executive Officer of the Company until November 2002, then Co-Chief Executive Officer until July 2004. Mr. Keller co-founded KGSM and was from 1973 to August 1987 its Chairman of the Board and Chief Executive Officer. He is also a director of NICOR Inc.
Frederick A. Krehbiel, age 65
      Mr. Krehbiel has been a Director of the Company since 1996. Employed since 1965 by Molex Incorporated, an electronic component manufacturer, he served as CEO from 1988 to 1999 and as Chairman from 1993 to 1999. Since July 1999, Mr. Krehbiel has served as Co-Chairman. Mr. Krehbiel also served as Co-Chief Executive Officer from 1999-2001 and as Chief Executive Officer from 2004 until July 2005. Mr. Krehbiel is also a director of Tellabs, Inc. and Molex Incorporated.
Fernando Ruiz, age 50
      Mr. Ruiz has been a Director of the Company since November 2005. He has been employed by The Dow Chemical Company since 1980. He was appointed Vice President and Treasurer of The Dow Chemical Company in 2001 and Corporate Vice President and Treasurer in 2005. Mr. Ruiz served as Assistant Treasurer of The Dow Chemical Company from 1996-2001. Mr. Ruiz serves as a director for a number of Dow subsidiaries including Dow Financial Services Inc. and Dow Credit Corporation and serves as President and CEO of Liana Ltd., a holding company for Dow’s insurance subsidiaries.
BOARD OF DIRECTORS AND BOARD COMMITTEE INFORMATION
Board of Directors
      The Company’s Board of Directors held four regular meetings and one special meeting during fiscal year 2006. Board members are expected to attend Board meetings, the meetings of the committees on which they serve and the Company’s Annual Meeting of Stockholders, except in unusual circumstances. During fiscal 2006 all incumbent Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the committees on which they served. All of the Directors attended the Company’s 2005 Annual Meeting. During fiscal 2006 the Board met periodically in executive session without management Directors or other employees. Robert C. McCormack was chosen to serve as lead outside director and preside at such sessions.

Director Independence
      The Board of Directors has considered whether or not each Director, and Mr. Hamburger, as a director nominee, has any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and has otherwise complied with the requirements for independence under the applicable listing standards of the New York Stock Exchange (“NYSE”).
      As a result of this review, the Board of Directors affirmatively determined that all of the Company’s current directors are “independent” of the Company and its management within the meaning of the applicable NYSE rules, with the exception of Mr. Keller and Mr. Taylor. Mr. Keller is considered an inside director because of his employment as Board Chair of the Company. Mr. Taylor is considered an inside director because of his employment as CEO of the Company. In addition, Mr. Hamburger would be considered an inside director because of his employment as President of the Company.
      The Board considered the relationship between the Company and The Revere Group, which rendered consulting services to the Company, because Mr. McCormack (i) is a founding partner of what is now Trident Capital, Inc., which until November 2005 was an investor in The Revere Group and (ii) was, until November 2005, a director of The Revere Group. The Revere Group received approximately $10,000 in fees from the Company in 2006. The Board concluded that as of November 2005 Mr. McCormack no longer had a relationship with The Revere Group and that the relationship during the Company’s 2006 fiscal year was not a material one for purposes of the NYSE listing standards after considering the small size of the investment in the Revere Group in relation to Trident Capital’s overall portfolio, the nature of Mr. McCormack’s relationships with the Revere Group and Trident Capital, and the reasonable and competitive nature of the terms on which the Revere Group rendered consulting services to the Company.
Board Committees
      The Board has standing governance, audit, compensation, finance and academic committees. A current copy of the charters of each of these committees and a current copy of the Company’s Corporate Governance Principles are available in print from the Secretary of the Company to any stockholder upon written request and can also be found on the Company’s website, www.devryinc.com. Only Directors who meet the NYSE listing standards definition of “independent” are appointed to the governance and compensation committees. Only Directors who meet the NYSE listing standards and the Securities and Exchange Commission definitions of “independent” are appointed to the audit committee.
      Governance Committee. Directors Julia A. McGee (Chair), Robert C. McCormack and Harold T. Shapiro serve as members of the Company’s Governance Committee, which met once during fiscal 2006. The Board of Directors has determined that all of the members of the Governance Committee are “independent,” as defined in the applicable NYSE listing standards. In accordance with the Committee’s Charter, the Committee’s responsibilities include proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board; reviewing the committee structure; and leading the Board and Committee evaluation process. The Governance Committee will consider stockholder recommendations of candidates for Director. Such recommendations should be sent to the Secretary of the Company. Detailed procedures, including minimum qualifications and specific qualities or skills believed necessary, and the Committee’s process (arising primarily out of the Company’s By-Laws) for identifying and evaluating nominees, have been codified in the Company’s policy on the Director Nominating Process. The full text of that policy is included in this Proxy Statement as Appendix A.
      The Governance Committee evaluated Mr. Hamburger against the criteria set forth in the policy on Director Nominating Process and recommended him to the full Board of Directors for nomination, in light of the Board’s previously announced intention to name him CEO of the Company following the Company’s Annual Meeting of Stockholders to be held on November 15, 2006. The Company may also from time to time pay a fee to third parties to help identify or evaluate potential nominees and has currently retained such a consultant to help identify and evaluate potential nominees.

      Audit Committee. Directors Charles A. Bowsher (Chair), David S. Brown, William T. Keevan and Harold T. Shapiro serve as members of the Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. The Committee met eight times in fiscal 2006. The Board of Directors has determined that all of the members of the Audit Committee are “independent” as required by the applicable listing standards of the NYSE and by the applicable rules and regulations issued by the Securities and Exchange Commission. The Board has also determined that the Audit Committee has at least one “audit committee financial expert” serving on that Committee, namely, the Committee Chair, Charles A. Bowsher, whose business background may be found on page 2 of this Proxy Statement.
      Among the principal duties of the Audit Committee are:

•	appointing the Company’s independent registered public accounting firm, subject to ratification by the stockholders;

•	reviewing the scope, approach and results of the annual audits;

•	reviewing the annual and quarterly financial statements; and

•	reviewing the representations of management and the findings and suggestions of the independent public accounting firm regarding internal controls, financial policies and procedures and management’s response thereto.
      Additional detail about the Committee’s activities are spelled out in the Committee’s Charter, which was most recently amended and restated by the Board of Directors on May 2, 2005. The report of the Audit Committee appears on page 18 of this Proxy Statement.
      Compensation Committee. Directors Frederick A. Krehbiel (Chair), Connie R. Curran and Julia A. McGee serve as members of the Compensation Committee, which held two meetings in fiscal 2006. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as defined in the applicable NYSE listing standards. The role of the Compensation Committee is to establish and oversee the policies that govern Company compensation and benefit practices and includes review of the salaries of the senior officers of the Company each year, evaluation of the performance of the CEO and setting his compensation level, and approval of management incentive awards and stock option grants. The report of the Compensation Committee on Executive Compensation appears on pages 14 to 16 of this Proxy Statement.
      Academic Committee. Directors Harold T. Shapiro (Chair), David S. Brown and Connie R. Curran serve as members of the Company’s Academic Committee, which was established to assure that the academic perspective is heard and represented at the highest policy-setting level, and incorporated in all of the Company’s activities and operations. The purpose of the Committee, which met two times in fiscal 2006, is to provide oversight of the Company’s academic policy and input to the Board regarding academic activities.
      Finance Committee. Directors Robert C. McCormack (Chair), David S. Brown and Fernando Ruiz serve as members of the Company’s Finance Committee, which met two times during fiscal 2006. The Committee’s principal duties include review and recommendation with respect to the Company’s financing policies, including cash flow, capital structure and dividend policy, as well as risk management policy.
Compensation of Directors
      Directors, including employee Directors, are each paid a retainer of $30,000 per annum plus $1,500 for each Board of Directors meeting attended. Non-employee committee members are also paid $1,000 per committee meeting attended. In addition, the Chair of the Audit Committee receives an annual retainer of $10,000 for such services. Also, Directors are eligible to receive options under the Company’s 1999 and 2003 Stock Incentive Plans and the Company’s 2005 Incentive Plan. Non-employee Directors are currently granted options for 10,500 shares upon election or re-election to the Board (pro-rated for election to less than a full three-year term). These options vest in three annual installments beginning one year from the date of election or re-election. Employee Directors are annually granted options (for Director service) for the lesser of (i) 500 shares or (ii) that number of shares equal to the largest multiple of 25 whose fair market value on the date of grant does not exceed $25,000. Directors are reimbursed for any reasonable and appropriate expenditures attendant to Board membership.
      Under the DeVry Inc. Board of Directors’ Deferred Compensation Plan, a Director may elect to defer all or a portion of Board compensation. Any amount so deferred is, at the Director’s election, valued as if invested in the Company’s Common Stock and/or the average yield on corporate bonds as determined by Mergent Bond Record (formerly Moody’s), and is payable in cash in installments or as a lump-sum on or after termination of service as a Director.
CERTAIN TRANSACTIONS
      No relationships or transactions occurred between the Company and any officer, director or nominee for director, or any affiliate of or person related to any of them, since the beginning of the Company’s last fiscal year of the type and amount that are required to be disclosed under applicable Securities and Exchange Commission rules.
STOCKHOLDER COMMUNICATION WITH DIRECTORS
      Stockholders wishing to communicate with the Board of Directors should send any communication to: Secretary, DeVry Inc., One Tower Lane, Suite 1000, Oakbrook Terrace, Illinois 60181. Any such communication must be in writing, must set forth the name and address of the stockholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will compile and periodically forward all such communication to the Board of Directors.
POLICY FOR COMMUNICATING ALLEGATIONS RELATED TO ACCOUNTING COMPLAINTS
      Stockholders and employees of DeVry Inc. and other interested persons may communicate or report any complaint or concern regarding financial statement disclosures, accounting, internal accounting controls, auditing matters or violations of the Company’s Code of Business Conduct and Ethics (collectively, “Accounting Complaints”) to the General Counsel of DeVry Inc. at the following address:

General Counsel DeVry Inc. One Tower Lane Oakbrook Terrace, IL 60181-4624
      Accounting Complaints may also be submitted in a sealed envelope addressed to the chair of the Audit Committee, in care of the General Counsel, at the address indicated above, and labeled with a legend such as: “To Be Opened Only by the Audit Committee.” Any person making such a submission who would like to discuss an Accounting Complaint with the Audit Committee should indicate this in the submission and should include a telephone number at which he or she may be contacted if the Audit Committee deems it appropriate.
      Employees may also report Accounting Complaints using any of the reporting procedures specified in the Company’s Code of Business Conduct and Ethics. All reports by employees shall be treated confidentially and may be made anonymously. DeVry Inc. will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of his or her employment based upon any lawful actions taken by such employee with respect to the good faith submission of Accounting Complaints.
CODE OF BUSINESS CONDUCT AND ETHICS
      The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to its Directors, officers (including the CEO, the Chief Financial Officer and the Controller) and all other employees. The Board of Directors amended and restated the Code on May 23, 2006. The Code is intended to promote:

•	honest and ethical conduct;

•	full, fair, accurate, timely and understandable disclosure;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code; and

•	accountability for adherence to the Code.
      The Code is available in print, without charge, from the Secretary of the Company to any stockholder upon written request and is also available on the Company’s website, www.devryinc.com. The Company posts any amendments to or waivers from the Code (to the extent applicable to the Company’s directors and executive officers) on the Company’s website, www.devryinc.com.
STOCK OWNERSHIP
      The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than five percent of the Common Stock, (2) each Director of the Company, (3) each nominee for election as Director, (4) each named executive officer, and (5) all Directors and officers of the Company as a group, in each case as of September 20, 2006, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.
Amount and Nature of Beneficial Ownership

	Amount and Nature of Beneficial Ownership

			Stock Options	Total Common
	Common Shares		Exercisable	Stock
	Beneficially Owned		within 60 days	Beneficially	Percentage
Name	Excluding Options(1)		of Record Date(2)	Owned	Ownership

Fidelity Management & Research	10,559,000	(3)	—	10,559,000	14.9
82 Devonshire Street Boston, MA 02109
Baron Capital Management, Inc.	6,654,000	(3)	—	6,654,000	9.3
767 Fifth Avenue
New York, NY 10153
Westport Asset Management, Inc.	5,482,800	(3)	—	5,482,800	7.7
253 Riverside Avenue Westport, CT 06880
John W. Bristol & Company, Inc.	3,681,900	(3)	—	3,681,900	5.2
48 Wall Street New York, NY 10005

	Amount and Nature of Beneficial Ownership

			Stock Options	Total Common
	Common Shares		Exercisable	Stock
	Beneficially Owned		within 60 days	Beneficially	Percentage
Name	Excluding Options(1)		of Record Date(2)	Owned	Ownership

Dennis J. Keller	8,844,776		279,025	9,123,801	12.8
Ronald L. Taylor	1,890,234		416,625	2,306,859	3.2
Charles A. Bowsher	2	(4)	11,250	11,252	*
David S. Brown	73,500		16,250	89,750	*
Connie R. Curran	0		4,000	4,000	*
William T. Keevan	0		2,000	2,000	*
Frederick A. Krehbiel	14,100		25,500	39,600	*
Robert C. McCormack	105,089	(4)	15,500	120,589	*
Julia A McGee	18,000		18,750	36,750	*
Fernando Ruiz	0		2,000	2,000	*
Harold T. Shapiro	250		9,500	9,750	*
Daniel Hamburger	1,000		146,520	147,520	*
Thomas C. Shepherd	0		21,000	21,000	*
O. John Skubiak	60,859		229,585	290,444	*
All Directors and Executive Officers as a Group (26 persons)	11,007,810	(5)(6)	1,414,705	12,422,515	17.5

*	Represents less than one percent of the outstanding Common Stock.

(1)	“Common Stock Beneficially Owned” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable within 60 days after September 22, 2006, are shown separately.

(2)	Option prices for these shares range from $5.4375 to $38.8125 per share.

(3)	Shares as of August 31, 2006.

(4)	Does not include (i) 6,074 phantom shares in Mr. Bowsher’s account and (ii) 1,245 phantom shares in Mr. McCormack’s account, tied to Company stock pursuant to the Company’s Board of Directors’ Deferred Compensation Plan previously reported as beneficially owned.

(5)	Includes shares held in the DeVry Inc. Profit Sharing Retirement Plan, as follows: all executive officers as a group — 3,727 shares.

(6)	Includes shares held in the DeVry Inc. Employee Stock Purchase Plan as follows: all executive officers as a group — 202 shares.

EXECUTIVE COMPENSATION
Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Award		Payouts

						Securities
					Restricted	Underlying
				Other Annual	Stock	Options/	LTIP	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Compensation ($)(2)	Award(s)	(#)(3)	Payouts	Compensation ($)

Ronald L. Taylor,	2006	900,000	810,113			500		134,730	(4)
CEO	2005	900,000	180,000			200,500		97,337
	2004	627,270	475,000			50,500		84,711
Daniel Hamburger,	2006	400,000	272,880			0		52,932	(5)
President	2005	400,000	180,000			125,000		19,456
	2004	306,000	200,000			19,200		1,871
O. John Skubiak,	2006	310,000	169,009			0		81,741	(6)
Vice President(9)	2005	310,000	108,500			100,000		33,879
	2004	278,333	230,000			40,000		34,585
Dennis J. Keller,	2006	310,000	0			500		83,478	(7)
Board Chair	2005	646,088	0			6,500		56,274
	2004	627,270	475,000			50,500		61,944
Thomas C. Shepherd,	2006	225,000	108,963			0		6,876	(8)
Executive Vice President (10)	2005	158,929	45,000			30,000		146

(1)	Amounts shown include cash compensation earned by the named executive officers during the year covered, including amounts deferred at the election of those officers. Each of the eligible named executive officers elected to defer a portion of his salary and bonus for covered fiscal years except for Dr. Shepherd. For a description of the DeVry Inc. Deferred Compensation Plan, under which all of the above deferrals were effected, see “Compensation Committee Report on Executive Compensation” on page 16.

(2)	During the covered fiscal years no named executive officer received any other annual compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for him in the two preceding columns.

(3)	Options to acquire shares of Common Stock.

(4)	All other compensation reported for Mr. Taylor represents (i) the Company’s matching and profit sharing contributions credited under the Profit Sharing Retirement Plan, $9,525; (ii) the Company’s matching and profit sharing contributions credit under the Deferred Compensation Plan, $32,250; (iii) life insurance premiums, $12,712; (iv) other medical insurance, $2,718; (v) one time make-up contribution under the Deferred Compensation Plan, $46,025 and (vi) Director fees, $31,500.

(5)	All other compensation reported for Mr. Hamburger represents (i) the Company’s matching and profit sharing contributions credited under the Profit Sharing Retirement Plan, $6,762; (ii) the Company’s matching and profit sharing contributions credit under the Deferred Compensation Plan, $6,270; (iii) life insurance premiums, $210; (iv) other medical insurance, $10,390; and (v) one time make-up contribution under the Deferred Compensation Plan, $29,300.

(6)	All other compensation reported for Mr. Skubiak represents (i) the Company’s matching and profit sharing contributions credited under the Profit Sharing Retirement Plan, $9,325; (ii) the Company’s matching and profit sharing contributions credit under the Deferred Compensation Plan, $9,408; (iii) life insurance premiums, $1,342; (iv) other medical insurance, $11,584; and (v) one time make-up contribution under the Deferred Compensation Plan, $50,082.

(7)	All other compensation reported for Mr. Keller represents (i) the Company’s matching and profit sharing contributions credited under the Profit Sharing Retirement Plan, $8,355; (ii) the Company’s matching and profit sharing contributions credit under the Deferred Compensation Plan, $22,902; (iii) life insurance premiums, $3,395; (iv) other medical insurance, $3,504; (v) one time make-up contribution under the Deferred Compensation Plan, $13,822 and (vi) Director fees, $31,500.

(8)	All other compensation reported for Dr. Shepherd represents (i) life insurance premiums, $666; and (ii) other medical insurance, $6,210.

(9)	Appointed Vice President effective July 1, 2006. Served as Executive Vice President throughout fiscal year 2006.

(10)	Dr. Shepherd joined the Company in October 2004.
Option Grants in Last Fiscal Year
      The following table provides information about options granted to the named executive officers during fiscal 2006. These options are automatic annual grants to the listed named executive officers as members of the Plan Committee granted under the Company’s 1999 Stock Incentive Plan and 2003 Stock Incentive Plan. Options normally granted early in fiscal year 2006 were granted in late fiscal year 2005 and were disclosed in the Company’s 2005 Proxy Statement.

Potential Realizable
	Individual Grants				Value at Assumed
Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise or		Option Term(3)
	Options	Employees in	Base Price	Expiration
Name	Granted (#)(1)	Fiscal Year	($/Sh)(2)	Date	5% ($)	10% ($)

Ronald L. Taylor	500	.67%	20.33	7/1/15	6,392	16,200
Dennis J. Keller	500	.67%	20.33	7/1/15	6,392	16,200

(1)	Options become exercisable one year after the date of grant.

(2)	Options were granted at fair market value, based on the closing price of the Company’s Common Stock on the date of grant.

(3)	Potential realizable value is reported net of the option exercise price but before taxes associated with exercise.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table provides information about options exercised by the named executive officers during fiscal 2006 and the number and value of options held at the end of fiscal 2006, many of which are not yet exercisable. The Company does not have any stock appreciation rights outstanding.

Value of
Unexercised
			Number of Securities	In-the-Money
			Underlying Unexercised	Options at
			Options at FY-End (#)	FY-End ($)(1)
Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable

Ronald L. Taylor	52,000	623,585	366,925/139,700	620,677/186,420
Daniel Hamburger	—	—	122,680/71,520	262,850/186,400
O. John Skubiak	20,000	264,050	220,385/81,200	522,314/101,840
Dennis J. Keller	52,000	733,305	248,125/64,500	547,269/120,788
Thomas C. Shepherd	—	—	18,000/81,200	522,314/101,840

(1)	Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on June 30, 2006 and the exercise price of the option, multiplied by the number of shares of Common Stock covered by the options held.
Profit Sharing Retirement Plan
      Employees of the Company and its subsidiaries participate in the DeVry Inc. Profit Sharing Retirement Plan (the “Profit Sharing Retirement Plan”), which, as of June 30, 2006, covered 3,717 of the Company’s employees, including 826 former employees. Under the Profit Sharing Retirement Plan, eligible employees share in the success and profitability of the Company through a combination of Company matching and discretionary contributions. Regular full-time employees and regular part-time employees who complete

1,000 hours of service during a Profit Sharing Retirement Plan Year (July 1 — June 30) become automatically enrolled in the Profit Sharing Retirement Plan. Eligible employees may choose to contribute to a 401(k) account from one percent to 50% (one percent to six percent in the case of highly compensated employees) of their annual eligible compensation (including salary, overtime pay and bonuses), subject to IRS annual contribution limitations. To those employees contributing one percent to a 401(k) account, the Company makes a matching contribution of one percent of their total annual eligible compensation; to those employees contributing two percent or more, the Company makes a matching contribution of two percent of their total annual eligible compensation. Allocations of the Company’s discretionary profit sharing contribution under a formula based on compensation and seniority are made to eligible employees who have completed one year of service as of the last day of any Profit Sharing Retirement Plan Year. The matching and discretionary contributions by the Company vest ratably over five years.
EQUITY COMPENSATION PLAN INFORMATION
      The Company currently maintains six equity compensation plans: the 1988 Stock Incentive Plan, the 1991 Stock Incentive Plan, the 1994 Stock Incentive Plan, the 1999 Stock Incentive Plan, the 2003 Stock Incentive Plan and the DeVry Inc. Incentive Plan of 2005. The Company’s stockholders have approved each of these plans.
      The following table summarizes information, as of June 30, 2006, relating to these equity compensation plans under which the Company’s Common Stock is authorized for issuance.

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)(1)	(b)	(c)(2)

Equity compensation plans approved by security holders	3,394,771	$22.89	4,065,281
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	3,394,771	$22.89	4,065,281

(1)	The number shown in column (a) is the number of shares that may be issued upon exercise of outstanding options under the stockholder-approved 1988 Stock Incentive Plan (6,520 shares), 1991 Stock Incentive Plan (120,090 shares), 1994 Stock Incentive Plan (921,056 shares), 1999 Stock Incentive Plan (1,351,775 shares), 2003 Stock Incentive Plan (995,330 shares) and the DeVry Inc. Incentive Plan of 2005 (0 shares).

(2)	The number shown in column (c) is the number of shares that may be issued upon exercise of options and other equity awards granted in the future under the 1999 Stock Incentive Plan (80,765 shares), the 2003 Stock Incentive Plan (984,516 shares) and the DeVry Inc. Incentive Plan of 2005 (3,000,000 shares). All of the shares remaining available for the grant of future awards of options, warrants and rights are available under the 1999 Stock Incentive Plan, the 2003 Stock Incentive Plan and the DeVry Inc. Incentive Plan of 2005. No new awards may be granted under the 1988 Stock Incentive Plan, the 1991 Stock Incentive Plan or the 1994 Stock Incentive Plan.
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS
      The Company entered into employment agreements having substantially identical terms with Dennis J. Keller and Ronald L. Taylor (each an “Executive”). Each agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment ending on June 30, 2005, which thereafter continues until either the Executive or the Company provides the other with at least 150 days’

notice of termination. Each employment agreement provides that it may be terminated by the Company upon (1) the death of the Executive, (2) physical or mental disability of the Executive that prevents him from performing his duties for a continuous period of 180 days, or (3) for cause (as defined in the employment agreement). The Executive may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement, (2) such authority, duties, obligations or prerogatives are materially or substantially reduced, (3) he is not paid or reimbursed amounts due him under the agreement, (4) the Company fails to observe its obligations under the agreement, or (5) a “change of control” (as defined in each agreement) of the Company occurs and the Executive resigns for any reason at any time during the 12-month period following the occurrence of a “change of control” after providing at least 30 days’ advance written notice of such resignation to the Company.
      Following the Executive’s termination of employment under the employment agreement (for any reason other than death, disability, constructive dismissal, resignation, or retirement) the Executive shall be employed pursuant to a Senior Advisor Agreement. Under the terms of the Senior Advisor Agreement, the Executive serves as senior advisor to the Company with responsibilities and duties that include focusing on the strategy of and investor relations for the Company and serving as a senior advisor to the Board. The term of the Senior Advisor Agreement begins on the Senior Advisor employment date and ends on the 15th anniversary of that date and is divided into two periods, an initial five-year period and a final ten-year period. The Executive will be provided with an appropriate office and compensated for his services at the annual rate of $420,000 during the initial period and, during the final period, at an annual rate of $50,000, subject to annual increases at the budgeted annual average percentage increase for all Company employees, plus health, welfare and pension benefits consistent with past practice, as well as other fringe benefits on the same terms and to the same extent as provided by the Company to senior management employees, excluding special CEO benefits (e.g., incentive compensation, an automobile and club dues). Subject to certain cost limitations, the Company will also maintain an insurance policy providing $1 million in death benefits payable to the Executive’s designated beneficiary, and will reimburse expenses consistent with past practices of the Company and usages in effect from time to time. The Senior Advisor Agreement will terminate upon the Executive’s death or permanent disability or for cause. The Executive may terminate the agreement at any time. If the Executive’s termination occurs for any reason but cause, the Executive will be entitled to payment and benefits through the end of the period (either initial or final) in which the termination occurs and to continuation of medical coverage for the remainder of the lives of the Executive and his spouse. Such medical coverage is subject to a tax gross up if taxed to the Executive and to the requirement that the Executive secure Medicare coverage or whatever other medical coverage may otherwise then be available, which coverage shall, if lawful, be deemed primary.
      On June 30, 2006, Mr. Keller’s employment with the Company pursuant to his employment agreement terminated, and he immediately became employed by the Company as a senior advisor pursuant to his Senior Advisor Agreement. Mr. Keller remains Board Chair of the Company.
      On February 23, 2006, Mr. Taylor gave notice in accordance with the terms of his employment agreement that his term of employment with the Company pursuant to his employment agreement will be terminated on November 15, 2006. Except in the case of death, disability, constructive dismissal or a resignation or retirement (as those terms are defined in the employment agreement) occurring prior to November 15, 2006, on such date Mr. Taylor shall be employed by the Company as a senior advisor pursuant to his Senior Advisor Agreement and will remain a Director of the Company.
      On August 15, 2006, the Company entered into a Letter Agreement with Mr. Taylor. The Letter Agreement provides for the following: (i) during the period beginning on November 15, 2006 and ending on March 15, 2007, Mr. Taylor will make himself available for up to 40 hours to provide any advice, counsel and assistance the Board of Directors may request to facilitate the transition of CEO responsibilities; (ii) in return for such services, the Company will pay Mr. Taylor $140,000 in additional salary, and a bonus which, together with the bonus Mr. Taylor receives pursuant to his employment agreement with the Company will equal the amount he would have received as a bonus had his employment under the Employment Agreement terminated on December 31, 2006; and (iii) the compensation provided for in the Letter Agreement shall be in addition to the compensation provided for in his Senior Advisor Agreement.

      The Company has also entered into an employment agreement with Daniel Hamburger. The agreement provides for an initial base salary, annual salary increases and annual bonuses for an initial term of employment through November 10, 2005, which continues thereafter until either Mr. Hamburger or the Company provides the other with at least 180 days’ notice. Mr. Hamburger’s employment terminates 180 days after the delivery of such notice, unless earlier terminated. The employment agreement provides that it may be terminated by the Company upon (1) the death of Mr. Hamburger, (2) his physical or mental disability that prevents him from performing his duties for a continuous period of 180 days, or (3) for cause (as defined in the employment agreement). Mr. Hamburger may terminate the agreement if (1) he is not accorded the authority, duties, obligations and prerogatives set forth in the agreement, (2) such authority, duties, obligations or prerogatives are materially or substantially reduced, (3) he is not paid or reimbursed amounts due him under the agreement, or (4) the Company otherwise fails to observe its obligations under the agreement. In the event the Company terminates the agreement or fails to continue or renew the agreement, or Mr. Hamburger terminates the agreement for any reason stated in the preceding sentence, he is entitled to severance payments equal to 12 times his monthly base salary. In the event of his termination following a change in control, as defined in the agreement, any unvested stock options will immediately vest and the severance payment will be 24 times the monthly base salary, plus prorated bonus.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
To Our Stockholders:
Compensation Philosophy
      The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all employees working toward common objectives.
      The Company seeks to achieve these objectives through teamwork that is focused on meeting the expectations of its customers (students and employers of graduates), various outside agencies (regulators and accreditors) and its stockholders. The Compensation Committee believes that the ability, skills and motivation of the Company’s executive officers are critical to creating the maximum long-term return to our shareholders.
      The Committee has the responsibility, with respect to the Company’s executive officers, to implement that philosophy in a manner that will align executive compensation with the business objectives and performance of the Company and will also enable the Company to attract, retain and motivate executive officers to ensure its long-term success. To that end, the Committee is responsible for evaluating the performance of executive officers, reviewing with the CEO the performance of executive officers generally, and making recommendations to the Board of Directors for executive officer compensation levels in terms of salaries, stock options, bonuses and related benefits. The Committee has the further responsibility for reviewing and recommending for Board approval corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and, based on this evaluation, setting the CEO’s compensation level.
      Under the current program, there are three principal components to the compensation of senior management: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive in establishing the elements of senior management compensation. The Compensation Committee also determined that the CEO and other members of senior management should be eligible to receive for executive service all three current components of compensation — salary, annual incentive compensation and long-term incentive compensation.
      The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the CEO and the other four named executive officers of the Company in fiscal 2006 are set forth on page 10. The Compensation Committee believes that the executive officers of the Company continue to be dedicated to serving students and increasing stockholder value and that the Committee’s compensation policies contribute to this focus.
Salary
      In its annual review of the salaries of senior management, the Compensation Committee considers, among other factors, the responsibilities and individual performance (both in the current year and over time) of the executive, the Company’s performance and the performance of the executive’s business unit. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered.
      With respect to the CEO, the Committee’s policy is to provide total cash compensation that represents reasonable salary plus additional compensation determined by its view of his performance and the results of the Company. The primary factor leading the Committee to recommend no increase in Mr. Taylor’s salary for fiscal year 2006 from his salary for fiscal year 2005 was the Company’s unfavorable financial results during fiscal 2005.
Annual Incentive Compensation
      Annual incentive compensation for senior management other than the CEO consists of discretionary cash bonuses awarded annually to executives (and certain other management employees) based on the achievement of certain Company targets and personal objectives. These bonuses are the primary vehicle for recognizing and rewarding accomplishments in a given year. The specific bonus an executive receives is dependent on individual performance, level of responsibility and achievement of certain company and personal targets.
      The Compensation Committee has adopted the premise that long-term growth is the single best proxy for stockholder interests. Annual incentive compensation for the CEO is set with this consideration in mind. Additionally, the Committee considers the nature, scope and level of the executive’s responsibilities. For fiscal year 2006, the Committee recommended to the Board that Mr. Taylor receive a cash bonus of $810,113, an increase from $180,000 paid for fiscal 2005. Company earnings increased dramatically in fiscal 2006, and the Committee concluded that a cash bonus in this amount was appropriate to reflect Mr. Taylor’s leadership, accomplishments and contributions, including the reorganization of the Company’s operations and structure, the development or acquisition of new or expanded programs, and the repositioning of some of the Company’s existing businesses, which are intended to position the Company for long-term growth. Although we consider compensation levels at companies most likely to compete with us for executive talent, our compensation decisions do not reflect any particular compensation level at those companies.
Long-term Incentive Compensation
      Although other vehicles are regularly evaluated by the Committee, for fiscal 2006 stock options were used as the primary long-term incentive vehicle. Options provide executives and other key employees with an efficient and effective means by which to acquire and maintain an equity interest in the Company and to share in the appreciation in value of its Common Stock. To assure that the value of every stockholder’s interest must appreciate before the option holder receives any benefit from the option, options are granted at no less than the fair market value of the Company’s Common Stock on the date of grant. Additionally, options are generally granted annually with a 5-year graduated vesting period and a 10-year exercise period so as to encourage executives and others to take a longer-term view of their individual contributions to the Company. The Compensation Committee believes that stock options are an important tool to align the long-term interests of management and stockholders.
      The CEO, the other four named executive officers, and certain other executive officers were among the 165 Company employees granted stock options based on their performance during fiscal year 2006. These awards, which were made subsequent to the end of fiscal year 2006, included options on 100,000 shares for Mr. Taylor.

Deferred Compensation Plan
      In August 1999, the Committee approved another component of DeVry’s executive compensation program, the DeVry Inc, Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan available to executive officers and certain other employees that enable such individuals to save for retirement by deferring a portion of their current compensation. Under the Deferred Plan, participants are entitled to defer compensation until termination of service with DeVry or certain other specified dates. The Company credits matching contributions to participants’ accounts under the Plan to the extent their matching contributions to the Company’s Profit Sharing Plan are limited by various Internal Revenue Code limitations. The Company may also credit participants’ accounts with discretionary profit sharing contributions. Participants may elect to have their Plan accounts credited with earnings based on various investment choices made available by the Committee for this purpose. Also, participants’ dependents are eligible to receive a pre-retirement death benefit. The purpose of this Deferred Plan is to encourage participants to remain in the service of DeVry as benefits of the Deferred Plan increase over time.
Deductibility
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end. Certain compensation, including “performance-based compensation,” may qualify for an exemption from the deduction limit if it satisfies various technical requirements under Section 162(m). The Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.
      Base salary and retirement benefits do not by their nature qualify as “performance-based compensation” under Section 162(m). (Amounts paid to an executive that are excludable from gross income, such as the amounts reflected in the “All Other Compensation” column in the Summary Compensation Table, are not subject to Section 162(m).) Annual incentive compensation has not previously qualified as “performance-based compensation,” although the DeVry Incentive Plan of 2005 adopted by the stockholders at the 2005 Annual Meeting of Stockholders contains a feature that would allow annual incentive compensation to qualify in the future under certain circumstances. Gains on the exercise of stock options in fiscal year 2006 by executive officers where the Section  162(m) limitations on deductibility were relevant were subject to those limitations, although the DeVry Incentive Plan of 2005 and some of the Company’s other Stock Incentive Plans contain features that allow option awards to qualify as “performance-based compensation” in certain circumstances so that gains on exercise would not be subject to Section 162(m).
      This Compensation Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

COMPENSATION COMMITTEE

Frederick A. Krehbiel, Chair
Connie R. Curran
Julia A. McGee

PERFORMANCE GRAPH
      The following graph and chart compare the total cumulative return (assuming dividend reinvestment) on the Company’s Common Stock during the period from June 30, 2001 through June 30, 2006 with the cumulative return on the NYSE Stock Market Index (U.S. Companies) and an industry group index.
COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JUNE 30, 2001
AMONG DEVRY INC., NYSE MARKET INDEX,
AND INDUSTRY GROUP INDEX

	June 30

	2001	2002	2003	2004	2005	2006

DeVry Inc.	100.0	63.2	64.5	75.9	55.1	60.8
NYSE Market Index — U.S. Companies	100.0	85.7	83.7	100.4	109.8	126.6
Industry Group Index(1)	100.0	140.8	203.7	280.1	257.5	212.0
      Data for this graph was prepared by Zacks Investment Research.
      Assumes $100 was invested on June 30, 2001 in DeVry Inc. Common Stock, the NYSE Stock Market Index (U.S. Companies) and the Industry Group (1), and that all dividends were reinvested.

(1)	The Industry Group consists of the following companies selected on the basis of the similarity in the nature of their business: Apollo Group, Inc., Apollo Group, Inc.-University of Phoenix, Career Education Corp., Concorde Career Colleges, Corinthian Colleges, Inc., Education Management Corp., ITT Educational Services, Inc., Laureate Education Inc., Lincoln Educational Services, Strayer Education, Inc., and Universal Technical Institute. The Company believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is education.

AUDIT COMMITTEE REPORT
      To Our Stockholders:
      The Audit Committee of DeVry Inc., which met eight times during the last fiscal year, consists of four independent Directors and operates under a written charter that conforms to the Securities and Exchange Commission’s implementing regulations and to the NYSE listing standards.
      Management is responsible for the Company’s internal controls and the financial reporting process from which it prepares the financial statements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the annual financial statements of the Company and expressing an opinion on those statements. The Audit Committee monitors the Company’s financial reporting processes, including its internal control systems. The principal duties of the Audit Committee include:

•	the selection of the Company’s independent registered public accounting firm, subject to ratification by the stockholders;

•	discussing with the independent registered public accounting firm the independent registered public accounting firm’s independence;

•	monitoring the scope, approach and results of the annual audits;

•	reviewing and discussing the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm; and

•	discussing with management and the independent registered public accounting firm the Company’s internal control systems.
      With respect to the Company’s audited financial statements for the fiscal year ended June 30, 2006:

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•	The Audit Committee has met with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, and discussed the matters required by Statement of Auditing Standards No. 61, as amended, and Securities and Exchange Commission Regulation S-X, Rule 2-07; and

•	The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers LLP their independence.
      In reliance upon the Audit Committee’s reviews and discussions with both management and PricewaterhouseCoopers LLP referred to above, management’s representations and the report of PricewaterhouseCoopers LLP on the Company’s audited financial statements, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2006 be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.
      In addition, the Audit Committee has appointed, subject to stockholder ratification, PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2007.
      This Audit Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

Charles A. Bowsher, Chair
David S. Brown
William T. Keevan
Harold T. Shapiro

AUDIT FEES
      The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2006. The Company’s stockholders ratified the engagement at the Annual Meeting of Stockholders on November 9, 2005. In addition to engaging PwC to audit the consolidated financial statements for the Company and its subsidiaries for the year and review the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, the Audit Committee also engaged PwC to provide various other audit and audit related services — e.g., auditing of the Company’s compliance with student financial aid program regulations.
      The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. The Company engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure and compliance.
      The aggregate amounts included in the Company’s financial statements for fiscal 2006 and 2005 for fees billed or to be billed by PwC for audit and other professional services, respectively, were as follows:

	Fiscal 2006	Fiscal 2005

Audit Fees	$1,582,100	$1,641,821
Audit Related Fees	—	—
Tax Fees	138,708	179,082
All Other Fees	—	—

Total	$1,720,808	$1,820,903

      Audit Fees — Includes all services performed to comply with generally accepted auditing standards (“GAAS”) in conjunction with the annual audit of the Company’s financial statements and the audit of internal control over financial reporting. In addition, this category includes fees for services in connection with the Company’s statutory and regulatory filings, consents and review of filings with the Securities and Exchange Commission such as the annual report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K. Also included are services rendered in connection with the required annual audits of the Company’s compliance with the rules and procedures promulgated for the administration of federal and state student financial aid programs.
      Audit Related Fees — Includes all assurance and related services such as for employee benefit plan audits and due diligence related to acquisitions.
      Tax Fees — Includes all services related to tax compliance, tax planning, tax advice, assistance with tax audits and responding to requests from the Company’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. The Company’s Audit Committee has considered the nature of these services and concluded that these services may be provided by the independent registered public accounting firm without impairing their independence.
      All Other Fees — None.
      For fiscal year 2006, none of the services provided by PwC were provided pursuant to the de minimis exception to the pre-approval requirements contained in the applicable rules of the Securities and Exchange Commission.
      The Audit Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. This review includes a description of the services to be performed and the estimated fees for such services. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit Committee for future reference. All services provided by PwC during the past year were approved by the Audit Committee prior to their undertaking.
      The Audit Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by PwC in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy. Prior to the Audit Committee’s consideration for approval, management provides the Audit Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Audit Committee consideration and approval generally occurs at a regularly scheduled Audit Committee meeting. For projects that require an expedited decision because they should begin prior to the next regularly scheduled meeting, requests for approval may be circulated to the Audit Committee by mail, telephonically or by other means for its consideration and approval. When deemed necessary, the Audit Committee has delegated pre-approval authority to its Chair. Any engagement of the independent registered public accounting firm under this delegation will be presented for informational purposes to the full Audit Committee at their next meeting.
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, as independent registered public accounting firm for the Company and its subsidiaries for fiscal year 2007. The Board of Directors recommends to the stockholders that the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company and its subsidiaries be ratified. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the selection of independent registered public accounting firm will be reconsidered by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from stockholders.
Approval by Stockholders
      The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for fiscal year 2007 will require the affirmative vote of a majority of the shares of Common Stock of the Company outstanding on the record date. Unless otherwise indicated on the proxy, the shares will be voted FOR ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for fiscal year 2007.
      The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for fiscal year 2007.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires that the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. During the fiscal year ended June 30, 2006, all such persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act, except that executive officers O. John Skubiak and Jerry Dill and Director David Brown each were inadvertently late in filing a report on Form 4.

STOCKHOLDER PROPOSALS — 2007 ANNUAL MEETING
      Stockholder proposals intended to be presented at the 2007 Annual Meeting must be received by the Company no later than June 7, 2007 to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting. Also, under the Company’s By-Laws, other proposals that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting only if they are received by the Company in the form of a written notice, directed to the attention of the Company’s Secretary, not later than September 16, 2007. The notice must contain the information required by the By-Laws.
OTHER BUSINESS
      The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the stockholders properly comes before the meeting, the Proxy Committee will vote and act according to their best judgment.

By Order of the Board of Directors

David M. Webster
Secretary

Appendix A
DeVry Inc.
Director Nominating Process
(Adopted by the Board of Directors on August 10, 2004)
      The Governance Committee (“Committee”) of the Board of Directors (“Board”) is responsible for making recommendations of nominees for directors to the Board. Nominees are selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. When considering nominees the Committee seeks to ensure that the Board as a whole possesses, and individual members possess at least one of the following competencies:

•	accounting and finance,

•	business judgment,

•	management,

•	industry knowledge,

•	leadership, and

•	strategy/vision.
      In screening director nominees, the Committee will review potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.
      The Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the process for shareholder nominees identified in our By-laws. All shareholder nominees are to be submitted in writing to the Corporate Secretary, DeVry Inc., One Tower Lane, Oakbrook Terrace, IL 60181-4624, not less than 60 days prior to the anniversary of the immediately preceding annual meeting. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy):

a. the name and address, as they appear on our books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;

b. the number of shares of DeVry Inc. common stock which are beneficially owned by such shareholder or beneficial owner or owners;

c. a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;

d. the name and residence address of the person or persons to be nominated;

e. a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder;

f. such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors;

A-1

g. the written consent of each nominee to be named in a proxy statement and to serve as a director if so elected; and

h. in the case of any other business that such shareholder proposes to bring before the meeting,

•	a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment,

•	such shareholder’s and beneficial owner’s or owners’ reasons for conducting such business at the meeting, and

•	any material interest in such business of such shareholder and beneficial owner or owners.
      In identifying potential nominees and determining which nominees to recommend to the Board, the Committee may retain the services of a professional search firm or other third party advisor. In connection with each vacancy, the Committee will develop a specific set of ideal characteristics for the vacant director position. The Committee will look at nominees it identifies and any identified by shareholders on an equal basis using these characteristics and the general criteria identified above.

A-2

DEVRY INC.
ONE TOWER LANE
SUITE 1000
OAKBROOK TERRACE, IL 60181
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INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY

11717
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123,456,789,012.00000
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DeVry Inc.

		02	0000000000			214958324462
1.	Election of Directors:
Nominee: Class I (2007) —
	01 — Daniel Hamburger		For	Withhold	For All	To withhold authority to vote for any individual
	Nominees: Class III (2009) —		All	All	Except	nominee, mark “For All Except” and write the
	02 — Charles A. Bowsher					nominee’s name on the line below.
03 — William T. Keevan
	04 — Robert C. McCormack		☐	☐	☐
05 — Julia A. McGee

Vote On Proposal		For	Against	Abstain

2.	Ratification of selection of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

Please date and sign below exactly as your name(s) appear(s) hereon. Joint owners should all sign.
When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity.

AUTO DATA PROCESSING
For address changes and/or comments, please check this box			☐	INVESTOR COMM SERVICES
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51 MERCEDES WAY
Please indicate if you plan to attend this meeting	☐	☐		EDGEWOOD, NY
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	Yes	No

123,456,789,012
251893A99

Signature [PLEASE SIGN WITHIN BOX]	Date	P37530	Signature (Joint Owners)	Date	1

PROXY	DeVry Inc.	PROXY
This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints David M. Webster and Norman M. Levine as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common
Stock of DeVry Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday,
November 15, 2006 at 11:00 a.m. Central Standard Time at Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, IL 60181, and
all adjournments thereof.
The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted FOR Proposals
1 and 2.
The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the
Annual Meeting.

Address Changes/Comments:

(If you noted any address changes and/or comments above, please check the corresponding box on the reverse side.)
PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.
(Continued and to be signed on reverse side.)